Exhibit 99.1

Long Term Performance Share Award Program Summary
2004 Performance Share Goals

Program Objectives

•	The Long Term Performance Share Program is intended to provide rewards to individuals in select strategic positions who play key roles in driving Exelon’s financial and operational success. The program is an important component of Exelon’s total compensation package for executives, which is benchmarked and aligned with the best practices of high-performing energy services companies and general industry firms.

Eligibility

•	Corporate and operating group officers, as well as other executives approved for participation by the Compensation Committee of the Board of Directors (the “Committee”), are eligible for awards under the 2004 Long Term Performance Share Award Program.

Targets, Measures and Goal Weights

•	The Committee determines the target long-term incentive component of your total compensation based on compensation levels benchmarked with the external market for your position and/or other positions of similar scope and responsibility.

•	Awards of Performance Shares are contingent upon Exelon’s performance against three measures during 2004:

Dow Jones Utility Total Shareholder Return (     % weighting)
This performance measure compares Exelon’s three-year total shareholder return (TSR) to companies listed in the Dow Jones Utility Index. TSR is measured by the change in stock price plus dividend payments, compounded monthly from January 1, 2002 through December 31, 2004.

S&P 500 Index TSR (     % weighting)
The S&P 500 Index TSR measures Exelon’s performance relative to other companies outside its equity class. Assessing Exelon’s TSR performance against this index is important because many of these organizations face the same broad challenges and opportunities as Exelon and compete with us for capital. This performance measure compares Exelon’s TSR to companies listed in the S&P 500 Index from January 1, 2002 through December 31, 2004.

2004 Cash Savings from The Exelon Way (     % weighting)
A primary goal of The Exelon Way is to increase cash flow by $      million in 2004 and by greater than $      million in 2006. These cash targets are based on cash improvement from operations. This goal measures the 2004 Capital and after-tax O&M savings under The Exelon Way.

Performance Assessment and Allocation of Performance Shares

•	Each year, Exelon’s annual performance is reviewed and a pool of available Performance Shares for the year is determined based on sum of all participants’ targets and the composite performance level achieved on all goals.

The award level for the TSR components is determined by Exelon’s percentile ranking among the companies listed in the Dow Jones Utility Index and S&P 500 Index. The chart below applies to both of the index measures.

TSR Position Rankings
(Calculated separately for Dow Jones Utility Index and S&P 500 Index)
Threshold	Target	Distinguished
25th percentile	50th percentile	75th percentile and above
50%	100%	200%
Percentage of target awards for creating total pool of shares

Interpolation will be used between performance levels

The award level for the cash savings goal is determined by Exelon’s 2004 performance against the scale below.

2004 Cash Savings from The Exelon Way
($ Millions)
Threshold	Target	Distinguished
$	$	$
50%	100%	200%
Percentage of target awards for creating total pool of shares

Interpolation will be used between performance levels

•	The Committee may also adjust your Performance Share award downward if you did not fully meet your individual objectives, as evaluated by the head of your operating group.

How You Will Receive Your Award

Generally, Performance Shares are paid in shares of Exelon common stock and vest incrementally over three years: one-third vests when your award is finalized after performance for the year is assessed, one-third after the second year and one-third after the third year. Performance Shares will not be subject to Federal income tax until vested. Performance Shares can earn dividend equivalents while vesting, which will be subject to reinvestment. You will receive the net shares after taxes are paid. If you elected to defer your award into the Stock Deferral Plan, your award will not be subject to Federal income tax until it is paid. The amount of income taxes paid will be based on the value of the award as determined by the closing price of Exelon common stock on each vesting date multiplied by the number of shares that vested. Refer to the payout example on page 3.

PAYOUT EXAMPLE

(Actual award can range from 0% to 200%

Step 1
2003 Target Performance Shares	1,000
Step 2
Target Performance Shares adjusted for TSR rankings and 2004 Cash Savings Goal Performance	x 120%

	1,200
Step 3
Shares awarded in thirds over three years:	400	in 2005
	400	in 2006
	400	in 2007

	1,200

K:\COMP_PLN\LTIP\LTPSA\2005 Payable\Communications\[Payout Example.xls]Sheet1

Three-Year Award Payout Schedule

Measurement
Period	2004	2005	2006
Year Award is Paid	2005	2006	2007
	• 3rd 1/3 of 2002 Earned Award
	• 2nd 1/3 of 2003 Earned Award	• 3rd 1/3 of 2003 Earned Award
Portion of	• 1st 1/3 of 2004 Earned Award	• 2nd 1/3 of 2004 Earned Award	• 3rd 1/3 of 2004 Earned Award
Award Paid		• 1st 1/3 of 2005 Earned Award	• 2nd 1/3 of 2005 Earned Award
			• 1st 1/3 of 2006 Earned Award

Executives Who Achieved Their Stock Ownership Requirements
Commencing with the payout of performance shares scheduled to vest in January 2005, you can elect to receive your payment entirely in common stock, or 50% in cash and 50% in common stock if you have achieved 125% of your stock ownership requirements. For example, if you have met 125% of your ownership requirements during 2004 and you have performance share awards from the 2002, 2003 and/or 2004 programs that will become vested and payable in 2005, you can elect to receive those payments as 50% cash and 50% common stock.

An election form must be filed in the year preceding the year in which the relevant portion of an award becomes vested and payable in order to receive the payment in common stock and cash. If an election form is not timely received, the vested portion of the award will be paid entirely in common stock.

What Happens if Your Status Changes

Status change	Impact on your award
New participant (New hire or promotion to an eligible position)	You will receive a prorated current year award based on the number of days you are in an eligible position.

Demotion from an eligible position	Your earned, unvested shares vest normally, contingent upon continued employment with the Company; you will receive a prorated current year award based on the number of days you are in an eligible position.

Promotion or demotion within eligible positions	Your earned, unvested shares vest normally, contingent upon continued employment with the Company; you will receive a prorated current year award based on the number of days in eligible positions with different target levels.

Termination by reason of disability or normal or early retirement (i.e., age 50 or older with ten or more years of service as of termination date, taking into account any deemed years of age or service granted to you under an employment or severance agreement)
Your shares will be subject to accelerated vesting on any earned, unvested shares; you will receive a prorated current year award using the number of days that you are an active participant in the program.

Unpaid leave of absence (1)	Your earned, unvested shares vest normally, contingent upon continued employment with the Company; you will receive a prorated current year award based on the number of days that you are an active participant in the program.

Involuntary separation	If you have completed at least two years of service as of your separation date or you are separated within two years of a “change in control” of Exelon (as defined in the Senior Management Severance Plan), your shares will be subject to accelerated vesting on any earned, unvested shares; you will receive a vested, prorated target award for the current year using the number of days that you are an active participant in the program.

Termination for cause or voluntary separation	You will forfeit any unvested shares; not eligible for a current year award.

(1) For the current year, your target will not be reduced for any period of approved leave of absence with pay on the Company’s payroll, but will be reduced for periods of unpaid leave.

General

The Performance Share Award Program is subject to the terms and conditions of, the Exelon Corporation Long Term Incentive Plan, as Amended and Restated Effective January 28, 2002, and as in effect from time to time (“LTIP”). In the event of any inconsistency between the Program and the LTIP, the LTIP will be controlling.

4